EXHIBIT 23.1





                    CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 17, 1997 on our audit of the consolidated financial statements of United Security Bancshares, Inc. and its subsidiary United Security Bank. We also consent to the reference to our firm under the caption "Experts".



                                   /s/ Smith, Dukes & Buckalew, L.L.P.
                                   Smith, Dukes & Buckalew, L.L.P.

Mobile, Alabama
October 8, 1997